Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contacts:
Tony James	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc
tjames@medquist.com	tripp.sullivan@cci-ir.com
(615) 261-1509	(615) 324-7335
MedQuist Holdings Reports First Quarter Results
First Quarter Highlights
•	Total clinical documentation volume reaches a quarterly high of 866 million lines for the first quarter of 2011; a 39% increase versus prior year same period

•	Adjusted EBITDA increases 94% versus prior year same period to $26.8 million
•	Adjusted Net Income per diluted share — adjusted for the IPO and exchange offer up 82% versus prior year same period to $0.31
•	Continued strong free cash flow
•	Customers’ demand increases offshore volume goal, and volumes edited post speech recognition continue to grow
•	Integration of Spheris completed, and integration of MedQuist Inc. and MedQuist Holdings commences

•	Legacy litigation resolved

•	Updates guidance to reflect first quarter performance
The highlights above, as well as the discussion below, contain certain non-GAAP financial measures that, together with applicable GAAP financial measures, we utilize to evaluate the results of our performance. Refer to the section of this release entitled “Non-GAAP Financial Measures” for further discussion, as well as the tables attached to this release that reconcile these non-GAAP financial measures to applicable GAAP financial measures.
FRANKLIN, Tenn. (May 16, 2011) MedQuist Holdings Inc. (NASDAQ: MEDH), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, announced its financial results for the three months ended March 31, 2011.
Operating Results
Net revenues increased 31% to $111.2 million for the first quarter of 2011, including $31.0 million in net revenues contributed by the acquisition of Spheris compared with $85.1 million for the first quarter of 2010. The Spheris acquisition was closed in April 2010. Volumes improved versus prior year same quarter due to the impacts of the Spheris acquisition as well as approximately 3% of organic growth unrelated to the impacts of the acquisition. Additionally, volumes improved to 866 million lines for the current quarter representing an improvement of 2% versus the fourth quarter of 2010.
Adjusted EBITDA for the first quarter of 2011 was $26.8 million, or 24% of net revenues, compared with $13.8 million, or 16% of net revenues, for the first quarter of 2010. The year-over-year increase in Adjusted EBITDA and margin is the result of higher utilization of offshore resources and higher percentage of volume edited post speech recognition, as well as synergies realized from adding volumes from the Spheris acquisition to our scalable platform. Adjusted EBITDA for the first quarter of 2011 versus

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MEDH Announces First Quarter Results

May 16, 2011
the fourth quarter of 2010 reflects the seasonal variations in volumes and higher employer taxes, as well as movement of volumes to the Company’s global production facilities.
Adjusted net income for the first quarter of 2011 was $16.4 million, or $0.31 per diluted share — adjusted for the IPO and exchange offer, compared with $8.7 million, or $0.17 per diluted share — adjusted for the IPO and exchange offer, in the first quarter of 2010. Net income attributable to common shareholders for the first quarter of 2011 was $2.3 million, or $0.05 per diluted share, compared with $1.4 million, or $0.04 per diluted share, reported in the first quarter of 2010.
During the three months ended March 31, 2011, we recorded net restructuring charges of $5.4 million including approximately $3.2 million from a reduction in workforce and a charge of $1.5 million representing future lease payments on MedQuist Inc.’s former corporate headquarters in Mt. Laurel, New Jersey, and former data center in Sterling, Virginia, offset by estimated sublease rentals. The future minimum lease payments on the Mt. Laurel facility total $2.5 million. In addition, we recorded non-cash stock compensation charges of $0.7 million due to the acceleration of stock option vesting and the extension of the stock option exercise period for terminated employees. The benefits from these restructuring efforts are not expected to be fully realized until 2012.
The Company also recognized $9.7 million of income associated with the termination of its customer accommodation program, offset by $1.8 million in charges of related litigation costs and $0.4 million of fees incurred in connection with the minority shareholder litigation associated with our exchange offers.

Operating Metrics	Q1 2011	Q4 2010	Q1 2010
Total clinical documentation volume:	866 million lines	850 million lines	624 million lines
Transcription volumes processed offshore:	41%	42%	41%
Transcription volumes edited post speech recognition:	72%	71%	57%
Peter Masanotti, Chief Executive Officer of MedQuist Holdings, said, “We are off to a good start to 2011 and in line with our plan for the year. The sequential and year-over-year volume improvement came from organic growth and our ability to stabilize the Spheris book of business. The sustained increase in post speech recognition editing continues to enhance our productivity and our focus on achieving integration savings is significantly reducing our direct costs.
“Customers’ demand for our offshore resources continues to accelerate, and we are building a sizable inventory. Given the size and complexity of this new work, we are executing a very conservative rollout of these conversions. The strong demand gives us increased confidence that we can reach our goal of 50% offshore by the end of the year.”
Liquidity and Capital Structure
As of March 31, 2011, the Company had $75.6 million in cash and $269.5 million in debt and capital lease obligations. During the first quarter of 2011, the Company paid its scheduled $5 million term loan payment plus an additional $20 million in optional prepayment amounts on its senior facility, thereby satisfying its principal amortization obligations on its term loan through the first quarter of 2012. Free cash flow for the first quarter of 2011 increased to $13.3 million compared with $8.8 million in the first quarter of 2010. The first quarter capital expenditures were higher than expected average quarterly expenditures for the remainder of the year due to costs associated with integration work. In the second quarter, the Company expects to pay an additional $12.0 million related to the IPO and exchange offers.

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MEDH Announces First Quarter Results

May 16, 2011
The Company’s high level of cash generated as compared to its Adjusted EBITDA reflects its continued ability to utilize available tax attributes to absorb current period taxes. At December 31, 2010, the Company had federal net operating loss carry forward amounts of approximately $102 million with approximately 80% available through 2014 to help off-set future period taxable income amounts. Additionally, the Company had approximately $194 million of capitalized tax intangibles, of which approximately 60% are expected to be amortized for tax purposes over the next five years. Utilization of the net operating loss carry forwards and intangible amortization amounts are subject to annual limitations in future years but are anticipated to result in low cash tax amounts paid in the near term.
In accordance with the terms of a Settlement Stipulation entered into in connection with the settlement of MedQuist Inc. shareholder litigation and subject to final approval of the settlement by the Court, the 3% of remaining issued and outstanding shares of MedQuist Inc. not already owned by MedQuist Holdings Inc. are to be exchanged on the same terms as the public exchange initiated on February 3, 2011, through a short-form merger that is expected to be completed by the end of the third quarter of 2011. In connection with this short-form merger and to immediately reduce duplicate costs of being a public company, MedQuist Inc. delisted its common stock from NASDAQ. Subsequent to completing the short-form merger, fully diluted shares outstanding will increase to approximately 52 million.
Performance Goals for 2011
Based on the first quarter results, the Company has updated its previously issued performance goals for 2011 as noted below:

Total clinical documentation volume:	3.5 billion to 3.7 billion lines
Adjusted EBITDA:	$113 million to $116 million
Adjusted Net Income:	$1.26 to $1.33 per diluted share — adjusted for the IPO and exchange offer
Commenting on the 2011 outlook, Mr. Masanotti added, “I’m pleased with the improving outlook for the year and confident the integration work will allow us to have one set of goals and objectives across companies, driving efficiencies that will allow us to reduce costs in accordance with our plan and provide better service to our customers. The current market environment also continues to play to our strengths as smaller clinical documentation providers are struggling to compete with our ability to provide end-to-end clinical solutions combined with speech recognition and offshore resources.”
Investor Conference Call and Web Simulcast
MedQuist Holdings will host a conference call on May 16, 2011, at 9:00 a.m. CT to discuss its results of operations for the first quarter of 2011. The number to call for the interactive teleconference is (212) 231-2901. A replay of the conference call will be available through Monday, May 23, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21520377.
A live broadcast of MedQuist Holdings quarterly conference call will be available online at the Company’s website, www.medquistholdings.com, under Investor Relations or http://www.videonewswire.com/event.asp?id=78513 on May 16, 2011, beginning at 9:00 a.m. CT. The online replay will follow shortly after the call and continue for one year.

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MEDH Announces First Quarter Results

May 16, 2011
About MedQuist Holdings
MedQuist Holdings is a leading provider of integrated clinical documentation solutions for the U.S. healthcare system, and the largest provider by revenue of clinical documentation based on physicians’ dictation of patient interaction, or the physician narrative, in the United States. MedQuist Holdings serves more than 2,400 hospitals, clinics, and physician practices throughout the United States, including 40% of hospitals with more than 500 licensed beds.
MedQuist Holdings’ solutions convert the physician narrative into a high quality and customized electronic record, and enable hospitals, clinics, and physician practices to improve the quality of clinical data as well as accelerate and automate the documentation process. We believe our solutions improve physician productivity and satisfaction, enhance revenue cycle performance, and facilitate the adoption and use of electronic health records. For more information, please visit our website at www.medquistholdings.com.
Forward-Looking Statements
Information provided and statements contained in this press release that are not purely historical, such as statements regarding our 2011 financial and operating performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and MedQuist Holdings Inc. assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by MedQuist Holdings Inc. (including filings by MedQuist Holdings Inc. with the SEC). Although MedQuist Holdings believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, MedQuist Holdings also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2011	2010
Net revenues	$111,236	$85,087
Cost of revenues	66,021	54,615

Gross profit	45,215	30,472

Operating costs and expenses:
Selling, general and administrative	16,192	14,480
Research and development	2,251	2,281
Depreciation and amortization	8,418	6,139
Cost of legal proceedings, settlements and accomodations	(7,513)	1,043
Acquisition and restructuring	6,878	984

Total operating costs and expenses	26,226	24,927

Operating income	18,989	5,545

Equity in income of affiliated company	—	514
Other income	10	77
Interest expense, net	(7,037)	(1,869)

Income from continuing operations before income taxes and noncontrolling interests
	11,962	4,267
Income tax provision (benefit)	1,144	(20)

Net income from continuing operations	10,818	4,287

Income from discontinued operations, net of tax	—	30

Net income	10,818	4,317

Less: Net income attributable to noncontrolling interests	(1,506)	(2,229)

Net income attributable to MedQuist Holdings Inc.	$9,312	$2,088

Net income per common share from continuing operations
Basic	$0.06	$0.04

Diluted	$0.05	$0.04

Net income per common share from discontinued operations
Basic	$—	$—

Diluted	$—	$—

Net income per common share attributable to MedQuist Holdings Inc.
Basic	$0.06	$0.04

Diluted	$0.05	$0.04

Weighted average shares outstanding:
Basic	40,933	35,013

Diluted	41,980	35,183

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
Unaudited

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$75,635	$66,779
Accounts receivable, net of allowance of $1,662 and $1,466, respectively	77,997	82,038
Other current assets	20,164	23,706

Total current assets	173,796	172,523

Property and equipment, net	24,492	23,018
Goodwill	90,250	90,268
Other intangible assets, net	105,080	107,962
Deferred income taxes	7,023	6,896
Other assets	13,621	14,212

Total assets	$414,262	$414,879

Liabilities and Equity
Current liabilities:
Current portion of long term debt	$7,946	$27,817
Accounts payable	14,049	11,358
Accrued expenses	37,088	36,917
Accrued compensation	20,071	16,911
Deferred revenue	9,393	10,570
Related party payable	5,000	—

Total current liabilities	93,547	103,573
Long term debt	261,543	266,677
Deferred income taxes	5,307	4,221
Related party payable — noncurrent	4,406	3,537
Other non-current liabilities	2,449	2,360

Total liabilities	367,252	380,368

Commitments and contingencies

Equity
Preferred stock — $0.10 par value; authorized 25,000 shares; none issued or outstanding	—	—
Common stock — $0.10 par value; authorized 300,000 shares; 49,168 and 35,158 shares issued and outstanding, respectively	4,917	3,516
Additional paid in capital	141,287	148,265
Accumulated deficit	(97,867)	(107,179)
Accumulated other comprehensive loss	(729)	(663)

Total MedQuist Holdings Inc. stockholders’ equity	47,608	43,939
Noncontrolling interests	(598)	(9,428)

Total equity	47,010	34,511

Total liabilities and equity	$414,262	$414,879

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Consolidated Statements of Cash Flow
(In thousands)
Unaudited

	Three Months Ended
	2011	2010
Operating activities:
Net income	$10,818	$4,317

Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,418	6,363
Equity in income of affiliated company	—	(515)
Deferred income taxes	1,091	(359)
Share based compensation	978	144
Provision for doubtful accounts	170	779
Non-cash interest expense	858	—
Other	(796)	(139)

Changes in operating assets and liabilities:
Accounts receivable	3,458	(182)
Other current assets	(414)	(141)
Other non-current assets	(135)	109
Accounts payable	(1,188)	(1,622)
Accrued expenses	(1,837)	(1,246)
Accrued compensation	3,136	(1,577)
Deferred revenue	(1,177)	(598)
Other non-current liabilities	59	(151)

Net cash provided by operating activities	$23,439	$5,182

Investing activities:
Purchase of property and equipment	(4,343)	(1,928)
Purchases of capitalized intangible assets	(2,345)	(1,109)
Payments for acquisitions and interests in affiliates, net of cash acquired	—	(7,685)

Net cash used in investing activities	(6,688)	(10,722)

Financing activities:
Proceeds from debt	—	2,769
Repayment of debt	(25,789)	(3,085)
Debt issuance costs	—	(195)
Net proceeds from issuance of common stock	22,320	—

Payments for offering costs	(4,504)	—

Net cash used in financing activities	(7,973)	(511)

Effect of exchange rate changes	78	125

Net increase (decrease) in cash and cash equivalents	8,856	(5,926)

Cash and cash equivalents — beginning of period	66,779	29,633

Cash and cash equivalents — end of period	$75,635	$23,707

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(In thousands)
Unaudited

	Three Months Ended
	March 31,
	2011	2010

Net income attributable to MedQuist Holdings Inc.	$9,312	$2,088

Net income attributable to noncontrolling interests	1,506	2,229
Income from discontinued operations, net of tax	—	(30)
Income tax provision (benefit)	1,144	(20)
Interest expense, net	7,037	1,869
Depreciation and amortization	8,418	6,139
Acquisition and restructuring	6,878	984
Cost of legal proceedings, settlements and accomodations	(7,513)	1,043
Equity in income of affiliated company	—	(514)

Adjusted EBITDA	$26,782	$13,788

Adjusted EBITDA as a percentage of net revenues	24.1%	16.2%

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Free Cash Flow
(In thousands)
Unaudited

	Three Months Ended
	March 31,
	2011	2010

Adjusted EBITDA	$26,782	$13,788

Less: Interest expense (net of non-cash interest expense of $858 and $60, respectively)	(6,179)	(1,809)
Capital expenditures (including capitalized software development costs)	(6,688)	(3,037)
Current tax provision	(598)	(110)

Free Cash Flow	$13,317	$8,832

MedQuist Holdings Inc. and Subsidiaries
Adjusted Net Income
(In thousands)
Unaudited

	Three Months Ended
	March 31,
	2011	2010

Adjusted Net Income:

Adjusted EBITDA	$26,782	$13,788
Less: Amortization of capitalized intangible assets (excluding acquired intangibles)	(3,598)	(3,172)
Interest expense (net of non-cash interest expense of $858 and $60, respectively)	(6,179)	(1,809)
Current tax provision	(598)	(110)

Adjusted Net Income	$16,407	$8,697

Adjusted Net Income Per Share — Adjusted for IPO and Exchange Offer:
Basic (a)	$0.32	$0.17
Diluted (a)	$0.31	$0.17

(a)	Based on proforma shares outstanding for the IPO and Exchange Offer. See Share Calculation below.

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MEDH Announces First Quarter Results

May 16, 2011
MedQuist Holdings Inc. and Subsidiaries
Share Calculation
(In thousands)
Unaudited

	Three Months Ended
	March 31,
	2011	2010

MedQuist Holdings Shares
Basic outstanding	40,933	35,013
Effect of dilutive options	1,047	170

Diluted shares	41,980	35,183

Proforma impact of Minority Interest Shares (1)
Minority interest — basic	7,906	11,685
Minority interest — diluted	7,906	11,685

Proforma impact of IPO and Minority Shareholder Shares (2)
Basic	2,309	4,320
Diluted	2,309	4,320

Proforma Shares Outstanding for IPO and Exchange Offer
Basic	51,148	51,018
Fully Diluted	52,195	51,188

(1)	Assumes the issuance of our common stock in exchange for shares of MedQuist Inc. common stock pursuant to terms of private and public exchange offers, which will increase our ownership in MedQuist Inc. from 69.5% to 100%. Also assumes exercise of in-the-money MedQuist Inc. options. We have completed our exchange offers, and we currently own approximately 97% of MedQuist Inc.

(2)	Adjusts for timing of issuance of shares of common stock to a related party during the quarter, as well as unissued shares to another minority owner.

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MEDH Announces First Quarter Results

May 16, 2011
Total Clinical Documentation Volume
Management believes that total clinical documentation volume is an important measure of the Company’s operating results. Total clinical documentation volume is defined as total lines processed on our clinical documentation platforms and/or transcribed or edited by our personnel.
Non-GAAP Financial Measures
In addition to the United States generally accepted accounting principles, or GAAP, results provided throughout this document, MedQuist Holdings Inc. has provided certain non-GAAP financial measures to help evaluate the results of our performance. The Company believes that these non-GAAP financial measures, when presented in conjunction with comparable GAAP financial measures, are useful to both management and investors in analyzing the Company’s ongoing business and operating performance. The Company believes that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the Company’s financial results in the way that management views financial results. The tables attached to this press release include a reconciliation of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures.
We also present Adjusted EBITDA and Adjusted Net Income on a forward-looking basis as part of our Performance Goals for 2011. We are unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because management cannot predict, with sufficient reliability, contingencies relating to potential changes in tax valuation allowances, potential changes to customer accommodation accruals, potential restructuring impacts, contingencies related to past and future acquisitions, and changes in fair values of our derivative instruments, all of which are difficult to estimate primarily due to dependencies on future events.
Adjusted EBITDA
Adjusted EBITDA, a non-GAAP financial measure, is defined by the Company as Net Income excluding taxes, interest, equity in income of an affiliated company, depreciation, amortization, cost of legal proceedings and settlements, acquisition and restructuring charges, discontinued operations and certain non-recurring accrual reversals.
Management believes Adjusted EBITDA is useful as supplemental measures of the Company’s financial results because it removes costs not related to the Company’s operating performance. Management believes that Adjusted EBITDA should be considered in addition to, but not as a substitute for items presented in accordance with GAAP that are presented in this press release. A reconciliation of Net income to Adjusted EBITDA is provided above.
Free Cash Flow
Free Cash Flow, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less interest expense (net of non-cash interest), less capital expenditures (including capitalized software development costs), and less current tax provision. Management believes that utilization of Free Cash Flow is an important non-GAAP measure of the Company’s ability to convert operating results into cash.
Adjusted Net Income
Adjusted Net Income, a non-GAAP financial measure, is defined by the Company as Adjusted EBITDA less amortization expense for capitalized intangible assets (excluding acquired intangibles), less interest expense (net of non-cash interest), and less current tax provision. We measure Adjusted Net Income based on Proforma Shares Outstanding (see below). Management believes that utilization of Adjusted Net Income is an important non-GAAP financial measure of our normalized operating results.

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MEDH Announces First Quarter Results

May 16, 2011
Proforma Shares Outstanding for Exchange Offer
For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares includes our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of minority interest shares outstanding.
Proforma Shares Outstanding for Initial Public Offering and Exchange Offer
For purposes of evaluating our results on per-share metrics, many of our computations utilize proforma share computations. Our measure of proforma shares include our Basic and Diluted share computations utilized for GAAP purposes, plus our estimate of the impacts of minority interest shares outstanding and shares issued by us to a related party during the quarter in connection with our initial public offering and shares to be issued to another minority shareholder.

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